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                                  EXHIBIT 10(p)

                               METATEC CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN


         Section 1. Purpose. The purposes of the Metatec Corporation Directors Deferred Compensation Plan (the "Plan") are to encourage directors of Metatec Corporation (the "Company") who are not employees of the Company to continue their service to the Company and to assist the Company in attracting and retaining highly qualified directors.

         Section 2. Definitions. For purposes of the Plan, the following terms shall have the following meanings, respectively:

         "Additions" means the credits applied to Deferred Compensation Accounts as provided in Section 4 of the Plan.

         "Adjustment Date" means December 31 of each Plan Year, beginning with the second Plan Year.

         "Beneficiary" means the person or persons designated in writing as such and filed with the Company by a Participant at any time pursuant to the Plan. Any such designation may be withdrawn or changed in writing (without the consent of the Beneficiary), but only the last designation on file with the Company shall be effective.

         "Board" means the Board of Directors of the Company.

         "Deferral Notice" has the meaning set forth in Section 4(b) of the Plan.

         "Deferred Compensation Account" means the separate Deferred Compensation Account established for each Participant pursuant to Section 4 of the Plan.

         "Effective Date" means February 12, 1998.

         "Eligible Compensation" means, to the extent applicable to any Participant, all Quarterly Fees and all Meeting Fees. The extent to which a Participant may defer a component of Eligible Compensation shall be based upon such Participant's eligibility to receive such Eligible Compensation (as determined under applicable agreements or compensation policies of the Company from time to time) and the provisions and limitations applicable under the Plan. Notwithstanding the foregoing, Eligible Compensation shall not include any compensation for services performed prior to the delivery of an appropriate Deferral Notice.

         "Eligible Director" means any director of the Company who is not an employee or officer of the Company or any subsidiary of the Company.

         "Meeting Fees" means, with respect to any period, the fees for attendance at meetings of the Board or committees of the Board (exclusive of payments for reimbursement of expenses) which, absent a deferral election under the Plan, would be payable to a Participant during such period.

         "Participant" has the meaning set forth in Section 3 of the Plan.

         "Plan Year" means the calendar year; provided that the initial Plan Year shall be the period beginning on the Effective Date and ending on December 31, 1998, both dates inclusive, and if the
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Plan is terminated on a date other than the last day of a calendar year, the final Plan Year shall be that portion of such calendar year which ends on the termination date.

         "Quarterly Fees" means, with respect to any period, the fixed fees which, absent a deferral election under the Plan, would be payable to a Participant by the Company on a quarterly basis during such period.

         Other capitalized terms used in the Plan are defined in other sections of the Plan and shall have the respective meanings given those terms in such other sections.

         Section 3. Participants. Each Eligible Director shall be eligible for participation in the Plan. An Eligible Director who elects to make deferrals pursuant to Section 4 shall be deemed to be a "Participant" under the Plan. A Participant shall continue to participate in the Plan until his status as a Participant is terminated by either a complete distribution of his Deferred Compensation Account pursuant to the terms of the Plan or by written directive of the Company.

         Section 4. Deferred Compensation Accounts.

         (a) Establishment of Deferred Compensation Accounts. The Company shall establish a Deferred Compensation Account for each Participant. Each such Deferred Compensation Account shall be a bookkeeping account only, maintained as part of the books and records of the Company.

         (b) Election of Participant. With respect to each Plan Year, a Participant may elect to have a percentage or fixed dollar amount of his Eligible Compensation for that Plan Year allocated to his Deferred Compensation Account and paid on a deferred basis pursuant to the terms of the Plan. Any Eligible Director who desires to be a Participant under the Plan for a Plan Year must submit to the Company before the beginning of such Plan Year a written election substantially in the form attached to the Plan as Exhibit A or such other form as may hereafter be prescribed by the Board from time to time (each, a "Deferral Notice"). Notwithstanding the preceding sentence: (i) any Eligible Director may make such an election for the first Plan Year by completing and delivering to the Company a Deferral Notice at any time during the 30-day period beginning on the Effective Date; and (ii) an Eligible Director who first becomes eligible to participate in the Plan after the Effective Date may make such an election for the then-current Plan Year by completing and delivering to the Company a Deferral Notice at any time during the 30-day period beginning on the date on which he first becomes eligible to participate in the Plan; provided that each Deferral Notice shall apply only to Eligible Compensation payable to the Participant for services performed after the date on which the Deferral Notice is received by the Company. To the extent that a Participant completes a Deferral Notice in accordance with the provisions of this subsection for any Plan Year, such Deferral Notice shall irrevocably remain in effect for that Plan Year and shall remain in effect for all subsequent Plan Years until revoked by the Participant or a new effective Deferral Notice is delivered to the Company by the Participant.

         (c) Allocations. If a Deferral Notice is submitted to the Company in accordance with Section 4(b), above, then during the applicable Plan Year, the Company shall allocate to the applicable Participant's Deferred Compensation Account the percentage or dollar amount of Eligible Compensation specified in the Deferral Notice.

         (d) Adjustment of Account Balances. As of each Adjustment Date, for each Participant who has a balance in his Deferred Compensation Account, the Company shall credit such Participant's Deferred Compensation Account with Additions calculated at an assumed interest rate (the "Assumed Rate") equal to the average interest rate at which the Company borrowed funds, or had the right to borrow funds, from a commercial lender during the Plan Year containing that Adjustment Date (the "Borrowing Rate"), determined by calculating the average of the respective Borrowing Rates in effect on the first day of each calendar month during the Plan year; provided that if on the first day of any such calendar month the Company has no arrangement in place for borrowing funds from a commercial
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lender, then the Borrowing Rate as of that date shall be deemed to be the lesser of the Prime Rate or the LIBOR Rate (each as defined below) as of that date. The amount of Additions to be credited to a Participant's Deferred Compensation Account as of each Adjustment Date shall be determined by multiplying the Participant's Deferred Compensation Account balance as of the previous
Adjustment Date (i.e., the sum of the amounts previously allocated to the Deferred Compensation Account under the preceding subsections of this Section 4 and all prior Additions) by the applicable Assumed Rate. The crediting of Additions shall occur so long as there is a balance in the Participant's
Deferred Compensation Account as of the applicable Adjustment Date regardless of whether the Participant's service as a director of the Company has terminated. The Board may prescribe any reasonable method or procedure to account for Additions.

         For purposes of the Plan: (i) the term "Prime Rate" shall mean, as of any date, the prime commercial rate of interest of The Huntington National Bank, Columbus, Ohio, as announced by such bank from time to time, which is in effect as of that date; and (ii) the term "LIBOR Rate" shall mean, as of any date, a rate of interest which is 1.25% in excess of the rate of interest which is being offered as of that date by one or more prime banks in the London interbank market for 30-day deposits of U.S. dollars; provided that if any such determination date is not a business day, then the Prime Rate and the LIBOR Rate as of that date shall be deemed to be the Prime Rate and the LIBOR Rate as of the immediately preceding business day. The Prime Rate and the LIBOR Rate shall be determined by the Company, in its discretion, and such determinations shall be binding upon all Participants.

         (e) Participant's Rights in Accounts. A Participant's only right with respect to his Deferred Compensation Account (and amounts allocated thereto) shall be to receive payments in accordance with the provisions of Section 5 of the Plan.

         Section 5. Payment of Deferred Benefits.

         (a) Time of Payment. Distribution of a Participant's Deferred Compensation Account shall commence within 30 days of the date of the Participant's termination of service as a Director, whether due to resignation, retirement, death, or otherwise.

         (b) Method of Distribution. A Participant must elect in the applicable Deferral Notice to have his Deferred Compensation Account distributed to the Participant either in a single lump sum payment or, if the Deferred Compensation Account exceeds $25,000 at the time distribution commences, in substantially equal annual installments over a period of not more than 10 years. Each such election shall be irrevocable. To the extent that a Deferred Compensation Account is distributed in installment payments, the undisbursed portions of such account shall continue to be credited with Additions in accordance with the applicable provisions of Section 4(d), which Additions shall be paid with the annual installment payments. In addition, if, as of any Adjustment Date, the amount allocated to a Participant's Deferred Compensation Account is less than $1,000, the Company may elect to pay such amount to the Participant and reduce the balance of his Deferred Compensation Account to zero. A Participant may elect different methods of distribution for the separate portions of his Deferred Compensation Account relating to each separate Deferral Notice, if applicable; provided that (i) a Participant shall not be able to modify the method of distribution for any portion of his Deferred Compensation Account after the related Deferral Notice is submitted to the Company; and (ii) the $25,000 threshold described above with respect to installment payments shall apply to each such separate election made by a Participant, if applicable. All distributions of a Participant's Deferred Compensation Account shall be made in cash.

         (c) Hardship Distributions. Prior to the time a Participant's Deferred Compensation Account becomes payable, the Company, in its sole discretion, may elect to distribute all or a portion of such account in the event such Participant requests a distribution due to severe financial hardship. For purposes of this Plan, severe financial hardship shall be deemed to exist in the event the Board determines, in its sole discretion, that a Participant needs a distribution to meet immediate and serious
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financial needs resulting form a sudden or unexpected illness or accident of the
Participant or a member of the Participant's family, loss of the Participant's property due to casualty, or other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A distribution based on financial hardship shall not exceed the amount required to meet the financial need created by the hardship and shall be made in cash.

         (d) Designation of Beneficiary. After the death of a Participant, his Deferred Compensation Account shall be paid to the Beneficiary designated by the Participant. If there is no designated Beneficiary or no designated Beneficiary surviving at a Participant's death, payment of the Participant's Deferred Compensation Account shall be made to the Participant's estate. The Company may elect, in its sole discretion, to make such payment in a lump sum or in substantially equal annual installments over a period of not more than the shorter of (i) 10 years, or (ii) if the Company had previously commenced annual installment payments to the Participant, the number of years remaining in that payment schedule.

         (e) Taxes. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the Company shall have the right to withhold such amounts from such payments.

         (f) Risk of Forfeiture. Notwithstanding any provision of the Plan to the contrary, a Participant's right to receive payment of his entire Deferred Compensation Account (or the right to receive any future payments, if payment of such Account has commenced) shall be forfeited automatically if he: (a) resigns his position as a director of the Company and at any time during the one-year period following such resignation becomes a director of any of the Company's competitors; (b) is nominated and elected to serve as a director of the Company, but, for reasons other than family or personal health considerations, declines to serve in such capacity; or (c) he is removed as a director of the Company.

         Section 6. Assignment or Alienation. The right of a Participant, Beneficiary or any other person to any payments under this Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

         Section 7. Plan Administration. The Plan shall be administered by the Board, which shall have the right to interpret and construe the Plan and to determine all questions of eligibility and status, rights and benefits of Participants and all other persons claiming benefits under the Plan, and all provisions of the Plan and all Deferral Notices. In all cases, the Board's determination shall be final and binding upon all parties. The Board shall have absolute discretion in administering the Plan.

         Notwithstanding the preceding paragraph of this section: (a) no Participant shall have the right to participate in any decision of the Board (or any committee thereof) affecting or relating to any then-existing interest of that Participant under the Plan, other than a decision to terminate the Plan or to amend the Plan; and (b) the Board may delegate to any committee of the Board, or to the Chairman of the Board or any other officer of the Company, any or all of the Board's authority under the Plan, including without limitation the Board's authority under this section, and in the event of any such delegation, the committee or officer, as the case may be, shall have all rights, powers, and authority of the Board with respect to the matters so delegated.

         Section 8. Unsecured and Unfunded Obligation. Notwithstanding any provisions of the Plan to the contrary, the Company's obligations under the Plan shall constitute unfunded, unsecured promises by the Company to make the payments provided for in the Plan. No provision shall at any time be made with respect to segregating any assets of the Company for payment of any amounts under the Plan. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a payment under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company
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with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company shall be sufficient to pay any benefit hereunder.

         Section 9. No Enlargement of Rights. Neither the Plan nor any participation in the Plan shall confer on any Eligible Director any right to continue as a director of the Company, nor restrict or interfere with any rights of the shareholders of the Company to terminate such directorship.

         Section 10. Amendment and Termination of the Plan. The Plan may be amended at any time and from time to time, by a resolution of the Board, in any manner which it deems desirable, provided that no amendment shall adversely affect the accrued benefits of any Participant under the Plan. In addition, the Plan may be terminated at any time, by a resolution of the Board, without providing any advance notice to any Participant, and in the event of termination of the Plan, the Company shall have the right to distribute all amounts then allocated to the Participants' Deferred Compensation Accounts.

         Section 11. Genders and Numbers. When permitted or required by the context, each pronoun used in the Plan includes the same pronoun in other genders and numbers, and each noun used in the Plan includes the same noun in other numbers.

         Section 12. Incapacity of Recipient. If a Participant or Beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Plan to which such Participant or Beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided above, when the Company, in its sole discretion, determines that a Participant or Beneficiary is unable to manage his financial affairs, the Company may, but shall not be required to, make distributions to any one or more of the spouse, lineal ancestors or descendants or other closest living relatives of such Participant or Beneficiary who demonstrates to the satisfaction of the Company the propriety of making such distributions. Any payment made under this section shall be in complete discharge of any liability under the Plan for such payment. The Company shall not be required to see to the application of any such distribution made to any person.

         Section 13. Effective Date; Governing Law. The Plan, which is effective as of the Effective Date, shall be construed in accordance with and governed by the laws of the State of Ohio.
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                                                                       Exhibit A

                               METATEC CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN

                                 DEFERRAL NOTICE


1. Election. In accordance with the provisions of the Metatec Corporation Directors Deferred Compensation Plan (the "Plan"), I hereby elect to defer _______ percent or $___________ of the Eligible Compensation (as defined in the Plan) payable to me for services as a Director of Metatec Corporation (the "Company") for the Plan Year ____ (as defined in the Plan). This election supersedes any prior deferral election made by me under the Plan and shall remain in effect for subsequent Plan Years until terminated or a new deferral election is made pursuant to the Plan.

2. Method of Payment. Subject to the provisions of the Plan and the following paragraph of this section 2, I hereby elect to receive the distribution of my Deferred Compensation Account (as defined in the Plan) in the following form of payment:

            ______   A single lump sum payment, or

            ______   Substantially equal annual installments over a period of
                     _____ years (not to exceed 10).

         I understand that, in the event that my Deferred Compensation Account balance at the time that I am eligible for a distribution under the Plan is $25,000 or less, I shall automatically receive distribution of my entire Deferred Compensation Account in a single lump sum payment. Further, I acknowledge that my Deferred Compensation Account is subject to complete forfeiture pursuant to Section 5(f) of the Plan.

3. Designation of Beneficiary. I hereby designate ____________________ as my primary Beneficiary (as defined in the Plan) and ___________________ as my contingent Beneficiary(ies) to receive any amounts payable under the Plan in the event of my death.

4. Acknowledgement. I hereby acknowledge receipt of a copy of the Plan and that my election to defer Eligible Compensation under the Plan is irrevocable with respect to amounts which are deferred under the Plan.

5. Successor. The Plan and this deferral notice shall be binding upon me, the Beneficiaries designated above, and my heirs, personal representatives, successors and assigns.



Date:                , 199
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                                           Signature

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                                           Printed Name